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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	32,993,518(1)	$106.96(2)	$3,528,986,685.28	$458,062.47(3)

(1)
Represents the maximum number of shares of Match Group Common Stock that Match Group expects could be issued upon exchange of the Notes, at an exchange rate corresponding to (i) for the 0.875% Exchangeable Senior Notes due 2022 (the "2022 Notes"), the maximum exchange rate of 30.1135 shares of Match Group Common Stock per $1,000 principal amount of the 2022 Notes, (ii) for the 0.875% Exchangeable Senior Notes due 2026 (the "2026 Notes"), the maximum exchange rate of 15.13894 shares of Match Group Common Stock per $1,000 principal amount of the 2026 Notes and (iii) for the 2.00% Exchangeable Senior Notes due 2030 (the "2030 Notes" and together with the 2022 Notes and the 2026 Notes, the "Notes"), the maximum exchange rate of 15.13894 shares of Match Group Common Stock per $1,000 principal amount of the 2030 Notes.

(2)
Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on August 3, 2020.

(3)
Calculated in accordance with Rule 457(r) under the Securities Act. Pursuant to Rule 457(p) of the Securities Act, (i) $75,106.76 of previously paid fees associated with the registration of unsold securities on Registration Statement No. 333-222643 on Form S-3, which was filed by the registrant on January 22, 2018 and subsequently withdrawn on August 10, 2020, (ii) $68,245.22 of previously paid fees associated with the registration of unsold securities on Registration Statement No. 333-234632 on Form S-3, which was filed by the registrant on November 12, 2019 and subsequently withdrawn on August 10, 2020 and (iii) $68,245.22 of previously paid fees associated with the registration of unsold securities on Registration Statement No. 333-234618 on Form S-3, which was filed by the registrant on November 12, 2019 and subsequently withdrawn on August 10, 2020, will be used to offset the fees that are due hereunder.

Filed pursuant to Rule 424(b)(3)
Registration No. 333-243708

PROSPECTUS SUPPLEMENT
(to prospectus dated August 10, 2020)

Match Group, Inc.

Common Stock

         This prospectus supplement relates to the offer and sale, from time to time, of up to 32,993,518 shares of Match Group, Inc. ("Match Group") Common Stock, par value $0.001 ("Match Group Common Stock"), by persons who receive such shares upon exchange of the 0.875% Exchangeable Senior Notes due 2022 (the "2022 Notes"), the 0.875% Exchangeable Senior Notes due 2026 (the "2026 Notes") and the 2.00% Exchangeable Senior Notes due 2030 (the "2030 Notes" and together with the 2022 Notes and the 2026 Notes, the "Notes"). An aggregate of $517.5 million principal amount of 2022 Notes was issued by a wholly-owned subsidiary of Match Group, Match Group FinanceCo, Inc. ("FinanceCo 1"), in a private transaction that closed on October 2, 2017. An aggregate of $575.0 million principal amount of 2026 Notes was issued by a wholly-owned subsidiary of Match Group, Match Group FinanceCo 2, Inc. ("FinanceCo 2"), and an aggregate of $575.0 million principal amount of 2030 Notes was issued by a wholly-owned subsidiary of Match Group, Match Group FinanceCo 3, Inc. ("FinanceCo 3"), in private transactions that closed on May 28 and June 3, 2019. The Notes were offered only to (and may be reoffered, sold or otherwise transferred only to) investors that are both qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), and qualified purchasers (for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the "Investment Company Act")). The Notes have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Notes are guaranteed by Match Group on a senior unsecured basis. Under certain circumstances, the Notes of any series are exchangeable at the option of the noteholders into shares of Match Group Common Stock. The applicable issuer of the Notes may, at its election, deliver (or cause to be delivered) cash instead of shares of Match Group Common Stock (or a combination thereof) to noteholders upon exchange of their Notes. Noteholders who receive shares of Match Group Common Stock upon exchange of their Notes (the "Selling Stockholders") may use this prospectus supplement to resell, from time to time, such shares, so long as they satisfy certain conditions set forth in the applicable registration rights agreement between us, the applicable issuer and the applicable Selling Stockholder (collectively, the "Registration Rights Agreements").

         If one or more Selling Stockholders satisfy certain conditions set forth in the applicable Registration Rights Agreement, then in accordance with the terms of such Registration Rights Agreement, Match Group will file a prospectus supplement or a post-effective amendment naming such Selling Stockholder(s) and stating the number of shares of Match Group Common Stock to be offered and sold by such Selling Stockholder(s). The registration of the shares of Match Group Common Stock covered by this prospectus supplement does not necessarily mean that: (i) any noteholders will elect to exchange their Notes, (ii) upon any exchange of the Notes of any series, the applicable issuer will elect to exchange some or all of the Notes of such series for shares of Match Group Common Stock rather than cash (or a combination thereof) or (iii) any shares of Match Group Common Stock received upon exchange of the Notes of a series will be ultimately offered or sold by the Selling Stockholders.

         While neither Match Group nor the applicable issuer of the Notes will receive any of the proceeds from any issuance of shares of Match Group Common Stock to the Selling Stockholders or from any sale of such shares by the Selling Stockholders, Match Group has agreed to pay certain expenses relating to the registration of such shares. See "Selling Stockholders" and "Plan of Distribution." The Selling Stockholders may, from time to time, offer and sell the shares held by them directly or indirectly through agents or broker-dealers on terms to be determined at the time of sale. See "Plan of Distribution."

         Shares of Match Group Common Stock are traded on the Nasdaq Global Select Market, or NASDAQ, under the ticker symbol "MTCH." On August 7, 2020, the last reported sales price of shares of Match Group Common Stock on the NASDAQ was $115.88 per share.

         Investing in Match Group Common Stock involves risks. You should carefully read and consider the risks described in "Risk Factors" on page S-2 of this prospectus supplement and as incorporated by reference herein before investing in Match Group Common Stock.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 10, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of the offering of Match Group Common Stock. The second part, the accompanying prospectus which is dated August 10, 2020, provides more general information, some of which may not apply to the offering of Match Group Common Stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any shares of Match Group Common Stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus.

 RISK FACTORS

        Investing in Match Group Common Stock involves risk. Before you invest in Match Group Common Stock, you should carefully consider all of the risk factors incorporated by reference in this prospectus supplement, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in Match Group Common Stock. Some statements in this prospectus supplement constitute forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying prospectus.

 USE OF PROCEEDS

        Neither Match Group nor the applicable issuer of the Notes will receive any of the proceeds from any issuance of shares of Match Group Common Stock to the Selling Stockholders or from any sale of such shares by the Selling Stockholders.

        The Selling Stockholders will pay any underwriting fees, discounts or commissions attributable to the sale of the shares registered under this prospectus supplement, or any fees and expenses of any broker-dealer or other financial intermediary engaged by any Selling Stockholder. Match Group will bear all other costs, fees and expenses incurred in connection with the registration of the shares covered by this prospectus supplement. See "Selling Stockholders" and "Plan of Distribution."

SELLING STOCKHOLDERS

        The Notes were originally sold by the initial purchasers of the Notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by such initial purchasers to be both qualified institutional buyers (as defined in Rule 144A under the Securities Act) and qualified purchasers (for purposes of Section 3(c)(7) of the Investment Company Act). Under certain circumstances, Match Group may issue shares of Match Group Common Stock upon the exchange of the Notes of any series. In such circumstances, the Selling Stockholders may use this prospectus supplement to resell, from time to time, the shares of Match Group Common Stock received upon the exchange of the Notes of the relevant series.

        If one or more Selling Stockholders satisfy certain conditions set forth in the applicable Registration Rights Agreement, then in accordance with the terms of the applicable Registration Rights Agreement, Match Group will file a further prospectus supplement naming such Selling Stockholders and stating the number of shares of Match Group Common Stock offered by such Selling Stockholders.

        Information about certain Selling Stockholders is set forth herein, and information about additional Selling Stockholders (if any) will be set forth in a further prospectus supplement or in filings that Match Group makes with the SEC under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), incorporated by reference in this prospectus supplement. Selling Stockholders, including their transferees, pledgees or donees or their successors, may, from time to time, offer and sell pursuant to this prospectus supplement any or all of the shares of Match Group Common Stock that Match Group may issue to such Selling Stockholder upon the exchange of the Notes of any series.

        Based upon information provided by the Selling Stockholders, except to the extent provided in the footnotes below, none of the Selling Stockholders nor any of their affiliates, officers, directors or principal equity holders, has held any positions or office (or has had any material relationship) with Match Group within the three years prior to the date they furnished such information.

        To the extent any of the Selling Stockholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the SEC, "underwriters" within the meaning of the Securities Act. Unless otherwise indicated in the footnotes below, Match Group believes that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Match Group Common Stock listed as beneficially owned by them.

        The Selling Stockholders may offer and sell all, some or none of the shares of Match Group Common Stock that Match Group may issue upon the exchange of the Notes of any series. Because the Selling Stockholders may offer all or some portion of such shares of Match Group Common Stock, Match Group cannot estimate the number of shares of Match Group Common Stock that will be held by the Selling Stockholders upon the termination of any of these sales. In addition, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes since the date on which they provided the information regarding their Notes in transactions exempt from the registration requirements of the Securities Act. This information is based on information provided by or on behalf of the Selling Stockholders. The number of shares of Match Group Common Stock owned by the Selling Stockholders (or any of their future transferees) assumes that they do not beneficially own any shares of Match Group Common Stock other than the Match Group Common Stock that Match Group may issue to them upon the exchange of the Notes of the relevant series. Percentage ownership information in the following tables is based on 260,016,024 shares of Match Group Common Stock outstanding on July 31, 2020.

The 2022 Notes

        The following table sets forth information, as of January 22, 2018 with respect to the Selling Stockholders and the number of shares of Match Group Common Stock that would become beneficially owned by each Selling Stockholder, should Match Group issue the maximum number of shares of Match Group Common Stock to such Selling Stockholder upon exchange of the 2022 Notes, that may be offered pursuant to this prospectus supplement. Accordingly, the number of shares of Match Group Common Stock issuable upon the exchange of the 2022 Notes shown in the following table assumes exchange of the full amount of 2022 Notes held by each Selling Stockholder at the maximum exchange rate of 30.1135 shares of Match Group Common Stock per $1,000 principal amount of 2022 Notes and a cash payment in lieu of any fractional shares. This exchange rate is subject to adjustment upon the occurrence of certain events. Accordingly, the number of shares of Match Group Common Stock issued upon the exchange of the 2022 Notes may increase or decrease from time to time.

		Maximum Number of Shares of Match Group Common Stock Issuable Upon Exchange of Outstanding 2022 Notes(2)
			Shares of Match Group Common Stock Beneficially Owned Following Exchange
	Share of Match Group Common Stock Beneficially Owned Prior to Exchange					Match Group Common Stock Beneficially Owned after Resale(4)
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
1290 Convertible Securities Fund-Palisade Capital(5)	—	2,076	2,076	*	2,076	—	—
1290 VT Convertible Securities Fund-Palisade Capital(5)	—	1,114	1,114	*	1,114	—	—
Allianz Global Investors US LLC(6)	4,400	2,492,949	2,497,349	*	2,492,949	4,400	*
Associated British Foods Pension Trustees Limited(7)	—	13,309	13,309	*	13,309	—	—
Bancroft Fund Ltd.(8)	—	14,665	14,665	*	14,665	—	—
Calamos Convertible and High Income Fund(9)	—	111,056	111,056	*	111,056	—	—
Calamos Convertible Fund(9)	—	89,797	89,797	*	89,797	—	—
Calamos Convertible Opportunities and Income Fund(9)	—	98,017	98,017	*	98,017	—	—
Calamos Dynamic Convertible & Income Fund(9)	—	89,797	89,797	*	89,797	—	—
Calamos Global Convertible Fund Calamos Investment Trust(9)	—	7,528	7,528	*	7,528	—	—
Calamos Global Dynamic Income Fund(9)	—	39,026	39,026	*	39,026	—	—
Calamos Global Growth & Income Fund(9)	—	16,771	16,771	*	16,771	—	—
Calamos Global Opportunities Fund LP(7)	—	11,593	11,593	*	11,593	—	—
Calamos Global Total Return Fund(9)	—	13,129	13,129	*	13,129	—	—
Calamos Growth and Income Fund(9)	—	150,476	150,476	*	150,476	—	—
Calamos Market Neutral Income Fund(9)	—	120,451	120,451	*	120,451	—	—
Calamos Strategic Total Return Fund(9)	—	152,974	152,974	*	152,974	—	—
CAN 2 LLC Convertible Acct(10)	—	42,157	42,157	*	42,157	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon Exchange of Outstanding 2022 Notes(2)
			Shares of Match Group Common Stock Beneficially Owned Following Exchange
	Share of Match Group Common Stock Beneficially Owned Prior to Exchange					Match Group Common Stock Beneficially Owned after Resale(4)
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
CGF PLC Calamos Global Convertible Fund(7)	—	12,042	12,042	*	12,042	—	—
Dow Retirement Group Trust(11)	—	59,624	59,624	*	59,624	—	—
Eaton Vance Oaktree Diversified Credit NextShares(11)	—	1,204	1,204	*	1,204	—	—
Ellsworth Growth and Income Fund Ltd.(8)	—	15,114	15,114	*	15,114	—	—
FCA US LLC Master Retirement Trust(11)	—	65,346	65,346	*	65,346	—	—
FCA US LLC. Master Retirement Trust-Palisade Capital(5)	—	16,201	16,201	*	16,201	—	—
First Trust Convertible Securities(12)	—	14,000	14,000	*	14,000	—	—
FPL Group Employee Pension Plan-Palisade Capital(5)	—	15,747	15,747	*	15,747	—	—
Global Opportunities Trust Calamos Advisors LLC Master Group Trust(7)	—	7,528	7,528	*	7,528	—	—
Growth Fixed Income Sector Trust(11)	—	6,324	6,324	*	6,324	—	—
Incarnate Word Charitable Trust(11)	—	11,444	11,444	*	11,444	—	—
Jefferies LLC(13)	—	36,138	36,138	*	36,138	—	—
JNL-Nicholas Convert Arb Fund(10)	—	65,494	65,494	*	65,494	—	—
LGT Select Funds-LGT Select Convertibles(11)	—	34,027	34,027	*	34,027	—	—
Mackay Shields LLC(14)	—	873,171	873,171	*	873,171	—	—
National Railroad Retirement Investment Trust(11)	—	129,038	129,038	*	129,038	—	—
NIC Convertible Fund LP(10)	—	4,366	4,366	*	4,366	—	—
Oaktree (Lux.) Funds-Oaktree Global Convertible Bond Fund(11)	—	91,997	91,997	*	91,997	—	—
Oaktree Global Credit Holdings (Delaware), L.P.(11)	—	5,269	5,269	*	5,269	—	—
OCM Convertible Trust(11)	—	18,218	18,218	*	18,218	—	—
Palisade Strategic Master Fund (Cayman), Limited(5)	—	70,255	70,255	*	70,255	—	—
TETON Convertible Securities Fund(8)	—	1,353	1,353	*	1,353	—	—
The Claude Marie Dubuis Religious and Charitable Trust(11)	—	8,583	8,583	*	8,583	—	—
The Congregations of the Sisters of Charity of the Incarnate Word (Houston, Texas)(11)	—	27,101	27,101	*	27,101	—	—
The Gabelli Convertible and Income Securities Fund Inc.(8)	—	6,504	6,504	*	6,504	—	—
UI-E(11)	—	58,873	58,873	*	58,873	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon Exchange of Outstanding 2022 Notes(2)
			Shares of Match Group Common Stock Beneficially Owned Following Exchange
	Share of Match Group Common Stock Beneficially Owned Prior to Exchange					Match Group Common Stock Beneficially Owned after Resale(4)
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Vanguard Convertible Securities Fund(11)	—	460,738	460,738	*	460,738	—	—
Virginia Retirement System(11)	—	307,006	307,006	*	307,006	—	—

*
Less than one percent of the shares of Match Group Common Stock outstanding on July 31, 2020.

(1)
Additional Selling Stockholders not named in this prospectus supplement will not be able to use this prospectus supplement for resales until they are named in the selling stockholders table by way of a further prospectus supplement. Transferees, successors and donees of identified Selling Stockholders will not be able to use this prospectus supplement for resales until they are named in the selling stockholders table by way of a further prospectus supplement. If required, Match Group will add transferees, successors and donees by way of a further prospectus supplement in instances where the transferee, successor or donee has acquired its shares from Selling Stockholders named in this prospectus supplement after the date of this prospectus supplement.

(2)
The maximum aggregate number of shares of Match Group Common Stock issuable upon the exchange of the 2022 Notes that may be sold under this prospectus supplement is 15,583,736 (based on an assumed maximum exchange rate of 30.1135 Match Group Common Stock shares per $1,000 principal amount of 2022 Notes). This number does not take into account any shares of Match Group Common Stock issued upon the exchange of the 2026 Notes or the 2030 Notes.

(3)
Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act using 260,016,024 shares of Match Group Common Stock outstanding on July 31, 2020. In calculating this percentage for a particular holder, Match Group treated as outstanding the maximum number of shares of Match Group Common Stock held and/or received in exchange for 2022 Notes by that particular holder and excluded all shares of Match Group Common Stock held and/or received in exchange for 2022 Notes by any other holder.

(4)
Assumes that all shares of Match Group Common Stock issued in exchange for 2022 Notes have been sold by the Selling Stockholders.

(5)
Selling Stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act and is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act. Dennison "Dan" T. Veru, Chief Investment Officer of Palisade Capital Management, LLC., is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(6)
Selling Stockholder is an affiliate of a limited purpose registered broker-dealer, and is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act. Allianz Global Investors US LLC ("Allianz"), an investment adviser that is registered under the Investment Advisers Act of 1940, furnishes investment advice to and manages onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the "Allianz Funds"). In its role as investment adviser, or manager, Allianz possesses voting and/or investment power over the securities listed above that are owned by the Allianz Funds. All securities so listed are owned by the applicable Allianz Fund. Allianz disclaims beneficial ownership of such securities.

(7)
John P. Calamos, Sr., President, Chairman, and Global CIO of the advisor, Calamos Advisors LLC is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(8)
Selling Stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act and is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act. Gabelli Funds, LLC exercises sole or shared voting or dispositive power over the securities listed.

(9)
Selling Stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act. John P. Calamos, Sr., President, Chairman, and Global CIO of the advisor, Calamos Advisors LLC is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(10)
Nicholas Investment Partners LP exercises sole or shared voting or dispositive power over the securities listed.

(11)
Oaktree Capital Management L.P. ("Oaktree") is the investment manager for the Selling Stockholder. Oaktree is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act and is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act. Oaktree has an affiliate that is a broker dealer, OCM Investments, LLC ("OCM"). Oaktree is the majority owner of OCM.

(12)
Michael Opre exercises sole or shared voting or dispositive power over the securities listed.

(13)
Selling Stockholder is a broker-dealer, registered pursuant to Section 15 of the Exchange Act, is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act and is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act. Leucadia National exercises sole or shared voting or dispositive power over the securities listed.

(14)
The securities listed are owned by a number of clients (including one or more investment companies registered under the Investment Company Act) for whom MacKay Shields LLC ("MacKay") is the discretionary investment advisor or sub-advisor. To the best of MacKay's knowledge, its clients who own these securities are not the beneficial or registered owner of any other securities of Match Group. To the best of MacKay's knowledge, it and its officers have not held any position or had any material relationship with Match Group. MacKay is an indirect wholly-owned subsidiary of New York Life Insurance Company, an extensive organization that provides insurance and other financial products to a wide range of clients and has extensive activities, and as a result MacKay is unable to respond as to its affiliates. MacKay, Mainstay Convertible Fund and Mainstay VP Convertible Portfolio are affiliated with the registered broker dealers, NYLIFE Securities and NYLIFE Distributors LLC.

2026 Notes

        The following table sets forth information, as of November 8, 2019, with respect to the Selling Stockholders and the number of shares of Match Group Common Stock that would become beneficially owned by each Selling Stockholder, should Match Group issue the maximum number of shares of Match Group Common Stock to such Selling Stockholder upon exchange of the 2026 Notes, that may be offered pursuant to this prospectus supplement. Accordingly, the number of shares of Match Group Common Stock issuable upon the exchange of the 2026 Notes shown in the following table assumes exchange of the full amount of 2026 Notes held by each Selling Stockholder at the maximum exchange rate of 15.1389 shares of Match Group Common Stock per $1,000 principal amount of 2026 Notes and a cash payment in lieu of any fractional shares. This exchange rate is subject to adjustment upon the occurrence of certain events. Accordingly, the number of shares of Match Group Common Stock issued upon the exchange of the 2026 Notes may increase or decrease from time to time.

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2026 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Funds advised by Capital Research and Management Company(19)	—	76,160	76,160	*	76,160	—	—
Arkansas Public Employees Retirement System(17)	—	58,358	58,358	*	58,358	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2026 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Calamos Growth and Income Fund(8)(12)	—	45,416	45,416	*	45,416	—	—
Calamos Strategic Total Return Fund(8)(12)(13)	—	45,416	45,416	*	45,416	—	—
CAN 2 LLC Convertible(5)	—	36,560	36,560	*	36,560	—	—
Chesapeake Employers' Insurance Company(16)	—	17,712	17,712	*	17,712	—	—
Cipav Lazard Convertibles Globales(6)	—	30,277	30,277	*	30,277	—	—
Citigroup Pension Plan(16)	—	7,355	7,355	*	7,355	—	—
City of Boca Raton General Employees' Pension Plan(17)	—	1,149	1,149	*	1,149	—	—
City of Pensacola Firefighters' Relief and Pension Plan(17)	—	771	771	*	771	—	—
City of Pensacola General Pension Retirement Plan(17)	—	664	664	*	664	—	—
Fidelity Convertible Securities Investment Trust(10)(11)	—	28,309	28,309	*	28,309	—	—
Fidelity Financial Trust: Fidelity Convertible Securities Fund(10)(18)	—	74,482	74,482	*	74,482	—	—
Fidelity Salem Street Trust: Fidelity Strategic Dividend & Income Fund(8)(10)(18)	—	46,021	46,021	*	46,021	—	—
First Trust Convertible Securities(17)	—	36,937	36,937	*	36,937	—	—
Florida Baptist Foundation(17)	—	377	377	*	377	—	—
General Retirement System of the City of Detroit(17)	—	7,569	7,569	*	7,569	—	—
Grange Insurance Company(16)	—	6,888	6,888	*	6,888	—	—
Hawaii Electricians Annuity Fund(16)	—	4,252	4,252	*	4,252	—	—
Hawaii Electricians Pension(16)	—	2,134	2,134	*	2,134	—	—
Hawaii Health & Welfare Trust Fund for Operating Engineers(16)	—	242	242	*	242	—	—
Hawaii Iron Workers Pension Trust Fund(16)	—	1,678	1,678	*	1,678	—	—
Hawaii Masons' and Plasterers' Annuity Fund(16)	—	135	135	*	135	—	—
Hawaii Masons' Health & Welfare Fund(16)	—	59	59	*	59	—	—
Hawaii Masons' Pension Fund Investment Grade Convertible Strategy(16)	—	256	256	*	256	—	—
Hawaii Masons' Pension Fund Convertible Investment Strategy(16)	—	605	605	*	605	—	—
HI Masons' and Plasterers' Annuity Fund(16)	—	270	270	*	270	—	—
JNL-Nicholas Convert Arb Fund(5)	—	32,699	32,699	*	32,699	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2026 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Lazard Convertible Global(7)	—	840,209	840,209	*	840,209	—	—
NIC Convertible Fund LP(5)	—	3,632	3,632	*	3,632	—	—
Ohana Holdings, LLC.(17)	—	39,739	39,739	*	39,739	—	—
Palm Bay Firefighters' Pension Fund(17)	—	726	726	*	726	—	—
Palm Bay Police Pension Fund(17)	—	754	754	*	754	—	—
Prisma Fondation suisse d'investissement(9)	—	7,569	7,569	*	7,569	—	—
Republic of Palau Compact of Free Association (COFA) Trust Fund(16)	—	1,301	1,301	*	1,301	—	—
Sarasota Police Officers' Pension Fund(17)	—	1,574	1,574	*	1,574	—	—
St. Lucie County Fire District Firefighters' Pension Trust Fund(17)	—	1,391	1,391	*	1,391	—	—
The Omidyar Network Fund, Inc.(17)	—	8,099	8,099	*	8,099	—	—
Thrivent Financial for Lutherans(10)(15)	—	45,416	45,416	*	45,416	—	—
Virginia Retirement System(14)	—	31,035	31,035	*	31,035	—	—
Zazove Convertible Securities Fund, Inc.(14)	—	11,354	11,354	*	11,354	—	—

*
Less than one percent of the shares of Match Group Common Stock outstanding on July 31, 2020.

(1)
Additional Selling Stockholders not named in this prospectus supplement will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a further prospectus supplement. Transferees, successors and donees of identified Selling Stockholders will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a further prospectus supplement. If required, Match Group will add transferees, successors and donees by a further prospectus supplement in instances where the transferee, successor or donee has acquired its shares from Selling Stockholders named in this prospectus supplement after the date of this prospectus supplement.

(2)
The maximum aggregate number of shares of Match Group Common Stock issuable upon the exchange of the 2026 Notes that may be sold under this prospectus supplement is 8,704,891 (based on an assumed maximum exchange rate of 15.1389 shares of Match Group Common Stock per $1,000 principal amount of 2026 Notes). This number does not take into account any shares of Match Group Common Stock issued upon the exchange of the 2022 Notes or the 2030 Notes.

(3)
Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act using 260,016,024 shares of Match Group Common Stock outstanding on July 31, 2020. In calculating this percentage for a particular holder, Match Group treated as outstanding the maximum number of shares of Match Group Common Stock held and/or received in exchange for 2026 Notes by that particular holder and excluded all shares of Match Group Common Stock held and/or received in exchange for 2026 Notes by any other holder.

(4)
Assumes that all of the shares of Match Group Common Stock issued in exchange for the 2026 Notes have been sold by the Selling Stockholders.

(5)
Nicholas Investment Partners LP exercises sole or shared voting or dispositive power over the securities listed. John Wylie is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(6)
Francois-Marc Durand is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(7)
Arnaud Brillois is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(8)
Selling stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act.

(9)
Robert Seiler is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(10)
Selling Stockholder is an affiliate of a registered broker-dealer. Selling Stockholder acquired the 2026 Notes (and any Match Group Common Stock issuable upon the exchange of the 2026 Notes) in the ordinary course of business and at the time Selling Stockholder acquired the 2026 Notes, it had no agreements, understandings or arrangements with any person, either directly or indirectly, to dispose of the 2026 Notes or Match Group Common Stock.

(11)
Fidelity Investments Canada ULC ("FIC") serves as the manager, trustee and portfolio adviser to the Selling Stockholder. FIC has engaged FMR Co., Inc. ("FMRC") to serve as sub-adviser to the Selling Stockholder and has delegated voting discretion and investment authority over the securities held by the Selling Stockholder to FMRC. FMRC is a wholly-owned subsidiary of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(12)
To the best of Selling Stockholder's knowledge, it and its officers have not held any positions or office (or have not had any material relationship with) Match Group. Morgan Stanley and its affiliates are holders of record of more than 5% of the outstanding securities in certain funds controlled by Calamos Advisors LLC, the investment advisor for Selling Stockholder. Morgan Stanley is an extensive organization that provides services and financial products to a wide range of clients and has extensive activities, and as a result, Selling Stockholder is unable to respond as to its affiliates.

(13)
Selling Stockholder is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(14)
Gene T. Pretti is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(15)
Thrivent Financial for Lutherans ("Thrivent") is a member-owned, not-for-profit fraternal benefit society that offers insurance products to its over two million members. Thrivent is also registered with the U.S. Securities and Exchange Commission (the "SEC") as an investment advisor. Thrivent is not a publicly traded entity, nor does Thrivent have any principal owners. Accordingly, Thrivent does not have a natural person with sole or shared voting or dispositive power over the securities listed.

(16)
Ravi Malik is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(17)
Michael Opre is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(18)
Selling stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of

  FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(19)
Consists of 7,279 shares of Match Group Common Stock issuable upon the exchange of outstanding 2026 Notes held of record by American Funds Insurance Series—High-Income Bond Fund ("VIHIB") and 68,881 shares of Match Group Common Stock issuable upon the exchange of outstanding 2026 Notes held of record by American High-Income Trust ("AHIT," and, together with VIHIB, the "CRMC Holders"). Capital Research and Management Company ("CRMC") is the investment adviser to each of the CRMC Holders. CRMC and/or Capital Fixed Income Investors ("CFII") may be deemed to be the beneficial owner of all of the securities held by the CRMC Holders; however, each of CRMC and CFII expressly disclaims that it is the beneficial owner of such securities. Tom Chow, David A. Daigle, Tara L. Torrens and Shannon Ward, as portfolio managers, have voting and investment power over the securities held by each of the CRMC Holders. Each of the CRMC Holders acquired the securities being registered hereby in the ordinary course of its business. The address of CRMC and each of the CRMC Holders is 333 South Hope Street, 50th Floor, Los Angeles, California 90071.

2030 Notes

        The following table sets forth information, as of November 8, 2019, with respect to the Selling Stockholders and the number of shares of Match Group Common Stock that would become beneficially owned by each Selling Stockholder, should Match Group issue the maximum number of shares of Match Group Common Stock to such Selling Stockholder upon exchange of the 2030 Notes, that may be offered pursuant to this prospectus supplement. Accordingly, the number of shares of Match Group Common Stock issuable upon the exchange of the 2030 Notes shown in the following table assumes exchange of the full amount of 2030 Notes held by each Selling Stockholder at the maximum exchange rate of 15.1389 shares of Match Group Common Stock per $1,000 principal amount of 2030 Notes and a cash payment in lieu of any fractional shares. This exchange rate is subject to adjustment upon the occurrence of certain events. Accordingly, the number of shares of Match Group Common Stock issued upon the exchange of the 2030 Notes may increase or decrease from time to time.

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2030 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
1290 Convertible Securities Fund—Palisade Capital(5)(10)	—	4,539	4,539	*	4,539	—	—
1290 VT Convertible Securities Portfolio—Palisade Capital(5)(10)	—	3,131	3,131	*	3,131	—	—
4 Ever Life Insurance Company(11)	—	4,995	4,995	*	4,995	—	—
ACCC Insurance Company(11)	—	3,027	3,027	*	3,027	—	—
American Beacon SSI Alternative Fund(6)	—	17,104	17,104	*	17,104	—	—
Amerisure Mutual Insurance Company(17)	—	17,408	17,408	*	17,408	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2030 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Aviva Investors(14)	—	319,429	319,429	*	319,429	—	—
Badger Mutual Insurance Company(11)	—	2,570	2,570	*	2,570	—	—
BCBS MS Core(11)	—	9,081	9,081	*	9,081	—	—
Brotherhood Mutual Insurance Company(11)	—	2,117	2,117	*	2,117	—	—
Calamos Convertible and High Income Fund(5)(9)(16)	—	123,382	123,382	*	123,382	—	—
Calamos Convertible Fund(9)(16)	—	117,324	117,324	*	117,324	—	—
Calamos Convertible Opportunities and Income Fund(5)(9)(16)	—	112,782	112,782	*	112,782	—	—
Calamos Dynamic Convertible and Income Fund(5)(9)(16)	—	100,674	100,674	*	100,674	—	—
Calamos Global Convertible Fund(9)(16)	—	10,140	10,140	*	10,140	—	—
Calamos Global Dynamic Income Fund(5)(9)(16)	—	3,785	3,785	*	3,785	—	—
Calamos Growth and Income Fund(9)(16)	—	37,846	37,846	*	37,846	—	—
Calamos Market Neutral Income Fund(9)(16)	—	75,693	75,693	*	75,693	—	—
Calamos Strategic Total Return Fund(5)(9)(16)	—	37,846	37,846	*	37,846	—	—
Catholic Financial Life Insurance(11)	—	3,027	3,027	*	3,027	—	—
Catholic Mutual Relief Society of America(17)	—	13,246	13,246	*	13,246	—	—
Catholic Mutual Relief Society Retirement Plan & Trust(17)	—	10,140	10,140	*	10,140	—	—
Catholic Relief Insurance Company of America(17)	—	4,691	4,691	*	4,691	—	—
Celina Mutual Insurance Company(11)	—	2,193	2,193	*	2,193	—	—
CGF PLC Calamos Global Convertible Fund(18)	—	17,605	17,605	*	17,605	—	—
ClearPath Mutual(11)	—	3,632	3,632	*	3,632	—	—
Columbia Mutual Insurance Company(17)	—	3,328	3,328	*	3,328	—	—
Deseret Healthcare Employee Benefits Trust(17)	—	754	754	*	754	—	—
Deseret Mutual Employee Pension Trust(17)	—	13,776	13,776	*	13,776	—	—
Deseret Mutual Retiree Medical & Life Plan Trust(17)	—	1,436	1,436	*	1,436	—	—
FCA US LLC Master Retirement Trust—Palisade Capital(5)(10)	—	24,507	24,507	*	24,507	—	—
Federated Rural Electric Insurance Exchange(17)	—	16,498	16,498	*	16,498	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2030 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Fidelity Convertible Securities Investment Trust(7)(8)	—	27,551	27,551	*	27,551	—	—
Fidelity Financial Trust: Fidelity Convertible Securities Fund(7)(20)	—	72,209	72,209	*	72,209	—	—
Fidelity Salem Street Trust: Fidelity Strategic Dividend & Income Fund(7)(20)	—	44,506	44,506	*	44,506	—	—
FPL Group Employee Pension Plan—Palisade Fixed Income(5)(10)	—	35,937	35,937	*	35,937	—	—
Eastern Alliance Insurance Company(5)(12)	—	5,601	5,601	*	5,601	—	—
German Mutual Insurance Company(11)	—	1,059	1,059	*	1,059	—	—
Germantown Insurance Company(11)	—	2,570	2,570	*	2,570	—	—
Goodville Mutual Casualty Company(11)	—	4,843	4,843	*	4,843	—	—
Guarantee Trust Life Insurance Company(11)	—	6,507	6,507	*	6,507	—	—
Lebanon Valley Insurance Company(11)	—	1,436	1,436	*	1,436	—	—
Michigan Professional Insurance Exchange(11)	—	3,632	3,632	*	3,632	—	—
Miami Mutual Insurance Company(11)	—	2,117	2,117	*	2,117	—	—
MMIC Insurance Inc.(17)	—	5,449	5,449	*	5,449	—	—
Morningstar Fund Trust(6)	—	3,314	3,314	*	3,314	—	—
National Mutual Insurance Company(11)	—	2,117	2,117	*	2,117	—	—
New Era Life Insurance Company(11)	—	11,959	11,959	*	11,959	—	—
New Era Life Insurance of the Midwest(11)	—	3,785	3,785	*	3,785	—	—
Pennsylvania Professional Liability Joint Underwriting Association(11)	—	3,933	3,933	*	3,933	—	—
Philadelphia American Life Insurance Company(11)	—	5,144	5,144	*	5,144	—	—
Philadelphia Contributionship Insurance Company(11)	—	1,965	1,965	*	1,965	—	—
Premera Blue Cross Health Insurance Company(11)	—	33,076	33,076	*	33,076	—	—
Privilege Underwriters Reciprocal Exchange(11)	—	3,785	3,785	*	3,785	—	—
Protective Insurance Company(5)	—	1,211	1,211	*	1,211	—	—
Protective Life Insurance Company—Bermuda(11)	—	10,749	10,749	*	10,749	—	—
Protective Life Insurance Company—NY(11)	—	5,296	5,296	*	5,296	—	—

		Maximum Number of Shares of Match Group Common Stock Issuable Upon the Exchange of Outstanding 2030 Notes(2)				Number of Shares of Match Group Common Stock Beneficially Owned after Resale(4)
			Shares of Match Group Common Stock Beneficially Owned Following the Exchange
	Shares of Match Group Common Stock Beneficially Owned Prior to the Exchange
					Number of Shares of Match Group Common Stock Offered
Name(1)			Shares	Percent(3)		Shares	Percent(3)
Protective Life Insurance Company—US(11)	—	10,596	10,596	*	10,596	—	—
Pure Insurance Company(11)	—	5,144	5,144	*	5,144	—	—
Quincy Mutual Fire Insurance Company(11)	—	34,439	34,439	*	34,439	—	—
Rural Mutual Insurance Company(11)	—	4,390	4,390	*	4,390	—	—
Sagamore Insurance Company(5)(13)	—	3,027	3,027	*	3,027	—	—
The Batchelor Foundation, Inc.(17)	—	4,010	4,010	*	4,010	—	—
Thrivent Financial for Lutherans(7)(19)	—	11,354	11,354	*	11,354	—	—
Tuscarora Wayne Mutual Insurance Company(11)	—	4,086	4,086	*	4,086	—	—
UMIA Insurance Inc.(17)	—	2,723	2,723	*	2,723	—	—
United Technologies Corporation(5)(6)	—	17,422	17,422	*	17,422	—	—
Universal Re-Insurance Co. Ltd(11)	—	4,390	4,390	*	4,390	—	—
Vermont Mutual Insurance Company(17)	—	7,569	7,569	*	7,569	—	—
Virginia Retirement System(17)	—	110,512	110,512	*	110,512	—	—
Westwood Holdings Group, Inc.(5)(15)	—	403,041	403,041	*	403,041	—	—
Wisconsin Mutual Insurance Co.(11)	—	6,355	6,355	*	6,355	—	—
Zazove Investment Grade Blend Convertible Fund LP(17)	—	8,022	8,022	*	8,022	—	—

*
Less than one percent of the shares of Match Group Common Stock outstanding on July 31, 2020.

(1)
Additional Selling Stockholders not named in this prospectus supplement will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a further prospectus supplement. Transferees, successors and donees of identified Selling Stockholders will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a further prospectus supplement. If required, Match Group will add transferees, successors and donees by a further prospectus supplement in instances where the transferee, successor or donee has acquired its shares from Selling Stockholders named in this prospectus supplement after the date of this prospectus supplement.

(2)
The maximum aggregate number of shares of Match Group Common Stock issuable upon the exchange of the 2030 Notes that may be sold under this prospectus supplement is 8,704,891 (based on an assumed maximum exchange rate of 15.1389 shares of Match Group Common Stock per $1,000 principal amount of 2030 Notes). This number does not take into account any shares of Match Group Common Stock issued upon the exchange of the 2022 Notes or the 2026 Notes.

(3)
Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act using 260,016,024 shares of Match Group Common Stock outstanding on July 31, 2020. In calculating this percentage for a particular holder, Match Group treated as outstanding the maximum number of shares of Match Group Common Stock held and/or received in exchange for 2030 Notes by that particular holder and excluded all shares of Match Group Common Stock held and/or received in exchange for 2030 Notes by any other holder.

(4)
Assumes that all of the shares of Match Group Common Stock issued in exchange for the 2030 Notes have been sold by the Selling Stockholders.

(5)
Selling Stockholder is required to file, or is a wholly-owned subsidiary of a company that is required to file, periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(6)
George Douglas is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(7)
Selling Stockholder is an affiliate of a registered broker-dealer. Selling Stockholder acquired the 2030 Notes (and any Match Group Common Stock issuable upon the exchange of the 2030 Notes) in the ordinary course of business and at the time Selling Stockholder acquired the 2030 Notes, it had no agreements, understandings or arrangements with any person, either directly or indirectly, to dispose of the 2030 Notes or Match Group Common Stock.

(8)
Fidelity Investments Canada ULC ("FIC") serves as the manager, trustee and portfolio adviser to the Selling Stockholder. FIC has engaged FMR Co., Inc. ("FMRC") to serve as sub-adviser to the Selling Stockholder and has delegated voting discretion and investment authority over the securities held by the Selling Stockholder to FMRC. FMRC is a wholly-owned subsidiary of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(9)
Selling stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act.

(10)
Dennison "Dan" T. Veru, Chief Investment Officer of Palisade Capital Management, LLC., is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(11)
Marco Bravo is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(12)
Selling Stockholder is a subsidiary of ProAssurance Corporation, a company that is required to file periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(13)
Selling Stockholder is a subsidiary of Protective Insurance Corporation, a company that is required to file periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(14)
Shares of Match Group Common Stock beneficially owned by Selling Stockholder include: (1) 177,124 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Aviva Investors Global Convertibles Absolute Return Fund, and (2) 142,305 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Aviva Investors Global Convertibles Fund. Westwood Holdings Group, Inc. exercises sole or shared voting or dispositive power over the securities listed. Westwood Holdings Group, Inc. is a company that is required to file periodic and other reports with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

(15)
Shares of Match Group Common Stock beneficially owned by Selling Stockholder include: (1) 3,916 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Westwood Trust Strategic Global Convertible Fund—Employee Benefit, (2) 10,216 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Westwood Market Neutral Income Fund, (3) 19,300 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Westwood Strategic Convertibles Fund, (4) 10,171 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Westwood Trust Income Opportunity Fund—Employee Benefit, (5) 206,903 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Westwood Income Opportunity Fund, (6) 19,529 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by General Conference Corporation of the Seventh-day Adventist Church, (7) 9,081 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Baptist Healthcare System, Inc., (8) 49,124 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Navajo Nation Master Trust, (9) 13,547 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030

  Notes beneficially owned by Navajo Nation Retirement Plan—Income, (10) 3,785 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Employer-Teamsters Local Nos. 175 & 505 Pension Trust Fund, and (11) 56,846 shares of Match Group Common Stock issuable upon the exchange of outstanding 2030 Notes beneficially owned by Missouri Education Pension Trust Income Only.

(16)
To the best of Selling Stockholder's knowledge, it and its officers have not held any positions or office (or have not had any material relationship with) Match Group within the past three years. Morgan Stanley and its affiliates are holders of record of more than 5% of the outstanding securities in certain funds controlled by Calamos Advisors LLC, the investment advisor for Selling Stockholder. Morgan Stanley is an extensive organization that provides services and financial products to a wide range of clients and has extensive activities, and as a result, Selling Stockholder is unable to respond as to its affiliates.

(17)
Gene T. Pretti is the natural person that exercises sole or shared voting or dispositive power over the securities listed.

(18)
CGF PLC Calamos Global Convertible Fund (the "Fund") is a sub-fund of the Calamos Global Funds plc., an Irish Undertaking in Collective Investments in Transferable Securities (UCITS). The investment manager for the Fund is Calamos Advisors LLC, a registered adviser with the U.S. Securities and Exchange Commission (the "SEC").

(19)
Thrivent Financial for Lutherans ("Thrivent") is a member-owned, not-for-profit fraternal benefit society that offers insurance products to its over two million members. Thrivent is also registered with the SEC as an investment advisor. Thrivent is not a publicly traded entity, nor does Thrivent have any principal owners. Accordingly, Thrivent does not have a natural person with sole or shared voting or dispositive power over the securities listed.

(20)
Selling stockholder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income tax consequences applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of Match Group Common Stock offered by this prospectus supplement, but does not purport to be a complete analysis of all potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder ("Treasury Regulations"), administrative rulings and published positions of the U.S. Internal Revenue Service ("IRS") and judicial decisions, each as in effect as of the date hereof and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

        This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor's circumstances, does not discuss any aspect of U.S. federal tax law other than income taxation, and does not address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance provisions of the HIRE Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). Match Group believes that it is not, and it does not anticipate becoming (and the following discussion assumes that it is not and will not become), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code, but no assurances can be given with respect thereto.

        This discussion addresses only shares of Match Group Common Stock held as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to holders that may be subject to special tax rules, including, for example, banks or other financial institutions, mutual funds, dealers or brokers in securities, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, governmental agencies or instrumentalities, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein), holders subject to the alternative minimum tax, certain former citizens or residents of the United States, holders that hold Match Group Common Stock as part of a "hedge," "straddle," "constructive sale," "conversion transaction" or other integrated transaction, holders that own or have owned (directly, indirectly or constructively) 5% or more of the Match Group Common Stock outstanding (by vote or value), persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an "applicable financial statement," "controlled foreign corporations," and "passive foreign investment companies."

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF MATCH GROUP COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF MATCH GROUP COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS, ANY TAX TREATY AND ANY CHANGES (OR PROPOSED CHANGES) THERETO. THIS DISCUSSION SHOULD NOT BE CONSTRUED AS LEGAL OR TAX ADVICE FOR ANY PARTICULAR PERSON.

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Match Group Common Stock that is not, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source;

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  a trust (a) if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

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  a partnership (or an entity or arrangement treated as a partnership).

        If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Match Group Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of such partner and the activities of such partnership. Such a partnership and any partners in such a partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of shares of Match Group Common Stock.

Distributions on Match Group Common Stock.

        Any distributions paid to a Non-U.S. Holder with respect to shares of Match Group Common Stock generally will be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty, provided that such Non-U.S. Holder timely provides the applicable withholding agent with a properly completed and executed applicable IRS Form W-8 and satisfies any other applicable requirements), unless such distributions are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

        Distributions paid to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that such Non-U.S. Holder timely provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and satisfies any other applicable requirements. Instead, such payments generally will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a "United States person" (within the meaning of the Code). A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to such payments, subject to certain adjustments.

        Non-U.S. Holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Sale, Exchange or Other Taxable Disposition of Match Group Common Stock.

        Subject to the discussion below under "—Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other taxable disposition of Match Group Common Stock unless:

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  such gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

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  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a "United States person" (within the meaning of the Code). A Non-U.S. Holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to such gain, subject to certain adjustments.

        A Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any gain realized, which gain may be offset by U.S.-source capital losses, if any, of the Non-U.S. Holder.

        The proceeds received by a Non-U.S. Holder from a redemption of shares of Match Group Common Stock by Match Group may be treated as a distribution under certain circumstances. Non-U.S. Holders should consult their tax advisors regarding the effect of any such redemption.

Information Reporting and Backup Withholding

        In general, a Non-U.S. Holder will be subject to information reporting with respect to payments of dividends in respect of Match Group Common Stock. These reporting requirements apply regardless of whether withholding is reduced or eliminated by an applicable income tax treaty. Copies of this information may also be made available to tax authorities in the country in which a Non-U.S. Holder resides or is established, pursuant to the provisions of a specific tax treaty or agreement. U.S. federal backup withholding (currently, at a rate of 24%) will be imposed on certain payments to Non-U.S. Holders that fail to furnish the information required under U.S. information reporting rules. Such payments to a Non-U.S. Holder generally will be exempt from backup withholding if such Non-U.S. Holder timely provides the applicable withholding agent with a properly executed applicable IRS Form W-8 or otherwise establishes an exemption.

        Under applicable Treasury Regulations, the payment of proceeds from the disposition of Match Group Common Stock by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder timely provides a properly executed applicable IRS Form W-8 certifying such Non-U.S. Holder's non-U.S. status or such Non-U.S. Holder otherwise establishes an exemption. The payment of proceeds from the disposition of Match Group Common Stock by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding, unless the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a "United States person" within the meaning of the Code) unless such Non-U.S. Holder timely provides a properly executed applicable IRS Form W-8 certifying such Non-U.S. Holder's non-U.S. status or such Non-U.S. Holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular circumstances.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the offer and sale from time to time of shares of Match Group Common Stock by the Selling Stockholders. Any shares of Match Group Common Stock received by the Selling Stockholders upon exchange of their Notes will be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and will contain a legend setting out such restriction and will be segregated until such time as they are sold under the registration statement of which this prospectus supplement forms a part. Match Group is registering the resale of shares of Match Group Common Stock for sale to provide the holders thereof with freely tradable securities, but such shares will not become freely tradable until sold pursuant to the registration statement of which this prospectus supplement forms a part. There can be no assurance that the Selling Stockholders will sell any or all of the shares of Match Group Common Stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

        The Selling Stockholders may, from time to time, sell any or all of the shares of Match Group Common Stock beneficially owned by them and offered hereby directly or indirectly through one or more broker-dealers or agents. The Selling Stockholders will be responsible for any agent's commissions. The Match Group Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares of Match Group Common Stock:

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  on the NASDAQ or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, swaps or derivatives whether such options are listed on an options exchange or otherwise;

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  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  through purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

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  through an exchange or market distribution in accordance with the rules of the applicable exchange or market;

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  in privately negotiated transactions;

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  through the settlement of short sales;

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  through broker-dealers that may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

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  through a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

        In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares short and deliver the shares to close out such short position.

        Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Match Group Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The Selling Stockholders will be subject to the Exchange Act and the rules promulgated thereunder, including Regulation M, which may limit the timing of purchases and sales of Match Group Common Stock by the Selling Stockholders and their affiliates.

        Pursuant to the applicable Registration Rights Agreement, Match Group has agreed to bear all other costs, fees and expenses incurred in connection with the registration of the shares of Match Group Common Stock covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of Match Group's counsel and accountants, and blue sky fees and expenses. Match Group has also agreed to reimburse the relevant Selling Stockholders for the reasonable fees and disbursements of one firm or counsel per series of Notes (which shall be a nationally recognized law firm experienced in securities matters designated by the holders of at least 51% of the Match Group Common Stock registered under this prospectus supplement) to act as counsel for the Selling Stockholders in connection therewith. However, Match Group does not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of such Match Group Common Stock, or any fees and expenses of any broker-dealer or other financial intermediary engaged by any Selling Stockholder. Match Group has also agreed to indemnify each Selling Stockholder and their officers and directors, and any person who controls such Selling Stockholder, against certain losses, claims, damages and expenses arising under the applicable securities laws.

PROSPECTUS

Match Group, Inc.

Common Stock, Preferred Stock, Debt Securities,

Warrants, Purchase Contracts and Units

        We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts or units. In addition, certain selling security holders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.

        Our common stock is listed on NASDAQ under the trading symbol "MTCH."

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 10, 2020

        We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates. The terms "Match," "Match Group," "we," "us," and "our" refer to Match Group, Inc.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus together with additional information described under the heading "Where You Can Find More Information."

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

MATCH GROUP, INC.

        Match Group, Inc., through its portfolio companies, is a leading provider of dating products available globally. Our portfolio of brands includes Tinder®, Match®, Meetic®, OkCupid®, Hinge®, Pairs™, PlentyOfFish®, and OurTime®, as well as a number of other brands, each designed to increase our users' likelihood of finding a meaningful connection. Through our portfolio companies and their trusted brands, we provide tailored products to meet the varying preferences of our users. Our products are available in over 40 languages to our users all over the world.

        Our principal executive office is located at 8750 North Central Expressway, Suite 1400, Dallas, TX 75231, and our telephone number is (214) 576-9352. We maintain a web site address at www.mtch.com, where general information about us is available. We are not incorporating the contents of our website into this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling security holder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of the securities that Match Group or certain selling security holders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

        The following description is based upon our amended certificate of incorporation, our second amended and restated by-laws and applicable provisions of law. We have summarized certain portions of our amended certificate of incorporation and second amended and restated by-laws below. The summary is not complete. The amended certificate of incorporation and second amended and restated by-laws are incorporated by reference into this prospectus in their entirety. You should read our amended certificate of incorporation and the second amended and restated by-laws for the provisions that are important to you.

        Match Group's authorized capital stock consists of 1,600,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of July 31, 2020, there were 260,016,024 shares of common stock outstanding. No shares of preferred stock were issued or outstanding as of July 31, 2020.

Common Stock

        The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and non-assessable. Subject to any preferential rights of any outstanding series of preferred stock, holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote in the election of each director in the class that is up for election in that year and all other matters voted on generally by all stockholders. There is no cumulative voting. Except as otherwise required by law or the amended certificate, the holders of common stock vote together as a single class on all matters submitted to a vote of stockholders.

        Our common stock is listed on NASDAQ under the symbol "MTCH."

Preferred Stock

        We may issue shares of preferred stock in one or more series and may, at the time of issuance, determine the powers, rights, preferences, qualifications, limitations and restrictions of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Match Group, Inc. entitled to vote.

        We have no current intention to issue any of our unissued, authorized shares of preferred stock. However, the issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and the applicable trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

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  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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  currencies; or

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  commodities.

        Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The number of shares of common stock issuable upon the exercise of the warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock dividend, stock subdivision, stock split-up, stock reverse-split and stock combination, and any capital reclassification in connection with a reorganization or consolidation or merger.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable supplement will describe:

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  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  if applicable, a discussion of any material United States federal income tax considerations;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

        Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Match Group, the trustees, the warrant agents, the unit agents or any other agent of Match Group, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        Match Group and/or the selling security holders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

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  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents;

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  through a combination of any such methods; or

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  through any other methods described in a prospectus supplement.

        The prospectus supplement will state the terms of the offering of the securities, including:

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  the name or names of any underwriters, dealers or agents;

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  the purchase price of such securities and the proceeds to be received by Match Group, if any;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If we and/or the selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

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  negotiated transactions,

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  at a fixed public offering price or prices, which may be changed,

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  at market prices prevailing at the time of sale,

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  at prices related to prevailing market prices or

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  at negotiated prices.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        We and/or the selling security holders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We and/or the selling security holders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Match Group at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters and agents may be entitled under agreements entered into with Match Group and/or the selling security holders, if applicable, to indemnification by Match Group and/or the selling security holders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Match Group and its affiliates in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on NASDAQ. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and all future filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) until the termination of the offerings of all of the securities covered by this prospectus.

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020, as amended by the Annual Report on Form 10-K/A filed on April 29, 2020;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 8, 2020;

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  Current Reports on Form 8-K, filed on February 11, 2020, February 27, 2020, April 28, 2020, May 21, 2020, June 10, 2020, June 12, 2020, June 22, 2020, June 29, 2020, June 30, 2020, July 1, 2020, July 2, 2020 and July 7, 2020; and

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  The description set forth under the caption "Description of New Match Capital Stock" in Amendment No. 1 to the Registration Statement on Form S-4/A filed on April 28, 2020.

        Match Group will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus. Requests should be addressed to us at: 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary, or made by phone at (214) 576-9352.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and Match Group's financial statements and other documents incorporated by reference include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of Match Group, Inc. that are based on our current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expect," "anticipate," "target," "goal," "project," "intend," "plan," "believe," "seek," "estimate," "will," "likely," "may," "designed," "would," "future," "can," "could" and other similar expressions that are predictions, indicate future events and trends or which do not relate to historical matters are intended to identify such forward-looking statements.

        These statements are based on our current expectations and beliefs and involve a number of risks, uncertainties and assumptions that are difficult to predict. We believe that these risks and uncertainties include, but are not limited to, those described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: competition, our ability to maintain user rates on our higher monetizing dating products, our ability to attract users to our dating products through cost-effective marketing and related efforts, foreign currency exchange rate fluctuations, our ability to distribute our dating products through third parties and offset related fees, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, risks relating to certain of our international operations and acquisitions, certain risks relating to our relationship with IAC/InterActiveCorp (formerly known as IAC Holdings, Inc.) post-separation, the impact of the outbreak of COVID-19 coronavirus, and the risks inherent in separating Match Group from IAC/InterActiveCorp, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, any litigation arising out of or relating to the transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of Match Group. These factors should not be construed as exhaustive and should be read with the other cautionary statements contained in or incorporated by reference into this prospectus.

        Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements or, in the case of statements incorporated by reference, as of the date of the incorporated document, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

 LEGAL OPINIONS

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Match Group, Inc. appearing in Match Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Match's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.